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                                                                   Exhibit 10.18

From:          ________________

To:            ________________

Date:          _________, 2002

Re:            Retention Agreement
________________________________________________________________________________

As you are aware, Repeater Technologies, Inc. (the "Company") is currently exploring a possible sale or financing of the Company. We strongly believe that your continued employment with the Company will enhance the Company's potential value to prospective buyers and investors. Accordingly, as an incentive for you to continue to work for the Company, the Company is offering you retention compensation under the following terms:

        1. RETENTION BONUSES. You are eligible to earn a series of cash bonuses, as follows: On each of June 1, July 1, August 1, and September 1, 2002 (the "Retention Dates"), you will earn a retention bonus, each in the amount of $_________, subject to standard payroll deductions and withholdings (the "Retention Bonuses"), provided that you remain employed by the Company as of the corresponding Retention Date, and you have complied with your obligations under this Agreement.

        2. SATISFACTORY PERFORMANCE OF JOB DUTIES. In order to earn any Retention Bonus, you must continue to perform your work duties in a satisfactory manner and in compliance with the Company's policies and requirements.

        3. TERMINATION OF RETENTION BONUSES. In the event of a Sale or Financing of the Company, your right to receive Retention Bonuses shall immediately terminate and you shall not earn any Retention Bonus(es) corresponding to a later Retention Date.

        A "SALE" of the Company is defined, for the purposes of this memorandum, as a sale as a going concern of substantially all of its assets and/or stock, or a merger. A "FINANCING" of the Company is defined, for the purposes of this memorandum, as a debt or equity financing that is not part of a Sale.

        4. RELEASE. In order to earn the fourth Retention Bonus (September 1), you must sign and return to the Company a general release of claims in favor of the Company in the form attached hereto as Exhibit A (the "Release") within the time specified in the Release. You will not earn the fourth Retention Bonus if you do not sign and return an effective Release to the Company within the specified time frame. If earned, the Company will pay you the fourth Retention Bonus within ten (10) days after the Effective Date of the Release (as defined in Exhibit A).


                                       1.
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        5. TERM OF AGREEMENT. This Retention Agreement shall terminate upon the earliest to occur of: (a) a Sale; (b) a Financing; or (c) September 1, 2002. The Company's obligation in Paragraph 6(a) shall survive the termination of this Retention Agreement for four (4) weeks.

        6. EMPLOYMENT TERMINATION.

            (a) TERMINATION WITHOUT CAUSE. In the event the Company terminates your employment without Cause, you will be paid an amount equal to six (6) months of your base salary less the aggregate Retention Bonus(es) paid to you as of your termination date, subject to payroll deduction and withholding ("Severance"), provided that you sign and return an effective Release to the Company within the specified time frame. The Severance shall be paid within five
(5) days following Effective Date of your Release. The Severance, if due, shall be paid in addition to any Retention Bonuses previously paid to you prior to your termination.

            (b) VOLUNTARY TERMINATION. If you voluntarily terminate your employment before a Retention Date, or before a Sale or Financing of the Company closes, you will not earn any Retention Bonus(es) corresponding to a later Retention Date.

            (c) TERMINATION BY THE COMPANY FOR CAUSE. If the Company terminates your employment for Cause, you will not earn any Retention Bonus(es) corresponding to any later Retention Dates. For purposes of this Agreement, "Cause" for termination is: (a) your indictment or conviction (including a no contest or guilty plea) of any felony or of any crime involving dishonesty; (b) your participation in a fraud against the Company; (c) the material breach of your duties to the Company, including persistent unsatisfactory performance of your job duties; (d) intentional damage to any property of the Company; or (e) your conduct that in the good faith and reasonable determination of the Company's Board of Directors demonstrates gross unfitness to serve.

        7. CONFIDENTIALITY. You must hold in strictest confidence the provisions of this Agreement and may not publicize or disclose them in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorneys, accountants, auditors, tax preparers and financial advisors; and (c) you may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee, other than as required pursuant to (c) above. If you breach this confidentiality provision, you will not earn any Retention Bonus, and you will not be eligible for Severance.

        8. AT-WILL EMPLOYMENT. This arrangement does not alter the status of your at-will employment relationship with the Company and, subject to the terms of this memorandum, does not in any way interfere with your right or the Company's right to terminate your employment at any time, with or without Cause or advance notice, which rights are hereby expressly reserved.


                                       2.
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This memorandum, including Exhibit A, forms the complete and exclusive agreement between you and the Company concerning the payment of retention compensation.
The terms in this Agreement supersede any other agreements or promises made to you by anyone, whether oral or written, concerning retention compensation, but do not in any way supersede that certain Change of Control Agreement between you and the Company dated _______________.



I ACKNOWLEDGE THAT I HAVE READ, UNDERSTAND AND AGREE WITH THE ABOVE:




______________________________________      Dated:  ____________________________
[______________]


                                       3.
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                                    EXHIBIT A

                         EMPLOYEE AGREEMENT AND RELEASE
         (TO BE SIGNED AND RETURNED TO THE COMPANY UPON THE EARLIER OF:
        SEPTEMBER 1, 2002; AND/OR IN THE EVENT OF SEVERANCE ELIGIBILITY)

I agree to the terms of the foregoing Retention Agreement.

In exchange for the Retention Bonuses or Severance to which I would not otherwise be entitled, I hereby generally and completely release Repeater Technologies, Inc. (the "Company") and its directors, officers, employees, shareholders, partners, agents, attorneys, parent and subsidiary entities, predecessors, successors, insurers, affiliates and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company;
(3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the day I sign this Agreement; (b) I have been advised hereby that I have the right to consult with an attorney prior to signing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily sign this Agreement earlier); (d) I have seven (7) days following the day I sign this Agreement to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Agreement (the "Effective Date").

In granting the release herein, which includes claims that may be unknown to me at present, I acknowledge that I have read and understood section 1542 of the Civil Code of the State of California, which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law or


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legal principle of similar effect in any jurisdiction with respect to my release of unknown and unsuspected claims herein.




By:_________________________________      Date:_________________________________

          [______________]